As filed with the Securities and Exchange Commission on September 23, 2004
Registration No. [333-            ]

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Michigan Consolidated Gas Company
(Exact Name of Registrant as Specified in its charter)

Michigan	38-0478040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2000 2nd Avenue
Detroit, Michigan 48226
(313) 235-4000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Susan M. Beale

Vice President and Corporate Secretary
Michigan Consolidated Gas Company
2000 2nd Avenue
Detroit, Michigan 48226
(313) 235-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Teresa M. Sebastian DTE Energy Company 2000 2nd Avenue Detroit, Michigan 48226 (313) 235-4000	Richard L. Harden Hunton & Williams LLP 200 Park Avenue New York, New York 10166 (212) 309-1246

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective depending on market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑     Registration No. 333-63370
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount To Be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit(1)	Offering Price	Fee

Senior Debt Securities	$20,000,000	100%	$20,000,000	$2,534

(1)	Estimated solely for purposes of calculating the registration fee.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II
SIGNATURES
EXHIBIT INDEX
Opinion and Consent of Hunton & Williams LLP
Opinion and Consent of Thomas A. Hughes Esq., V.P.
Computation of Ratio of Earnings to Fixed Charges
Awareness Letter of Deloitte & Touche LLP
Consent of Independent Registered Public Accounting Firm

EXPLANATORY NOTE

AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3 (File No. 333-63370) filed by Michigan Consolidated Gas Company pursuant to the Securities Act on June 19, 2001, as amended, including the exhibits thereto, and declared effective by the Commission on July 3, 2001, are hereby incorporated herein by reference. Pursuant to Rule 462(b) under the Securities Act, this Registration Statement is to be effective upon filing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	List of Exhibits

Exhibit No.		Description

5	.1(a)	Opinion and Consent of Hunton & Williams LLP, regarding certain matters related to New York law.
5	.1(b)	Opinion and Consent of Thomas A. Hughes, Esq., Vice President and General Counsel for MichCon, regarding validity of securities being registered.
12		Computation of Ratio of Earnings to Fixed Charges
15.1		Awareness Letter of Deloitte & Touche LLP
23.1		Consent of Independent Registered Public Accounting Firm — Deloitte & Touche LLP.
23.2		Consent of Hunton & Williams LLP (included in Exhibit 5.1(a))
23.3		Consent of Thomas A. Hughes, Esq., Vice President and General Counsel for MichCon (included in Exhibit 5.1(b)).
24		Power of Attorney (included on page II-3 of this Registration Statement)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 23rd day of September, 2004.

MICHIGAN CONSOLIDATED GAS COMPANY,
(Registrant)

By:	/s/ ANTHONY F. EARLEY, JR.

Anthony F. Earley, Jr.
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY F. EARLEY, JR. Anthony F. Earley, Jr.	Chairman of the Board, Chief Executive Officer and Director	September 23, 2004

/s/ DAVID E. MEADOR David E. Meador	Senior Vice President, Chief Financial Officer and Director	September 23, 2004

/s/ DANIEL G. BRUDZYNSKI Daniel G. Brudzynski	Vice President and Controller	September 23, 2004

/s/ SUSAN M. BEALE Susan M. Beale	Director, Vice President and Corporate Secretary	September 23, 2004

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Hughes, General Counsel and N.A. Khouri, Vice President and Treasurer, and each of them, the undersigned’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ ANTHONY F. EARLEY, JR. Anthony F. Earley, Jr.	Chairman of the Board, Chief Executive Officer and Director	September 23, 2004

/s/ DAVID E. MEADOR David E. Meador	Senior Vice President, Chief Financial Officer and Director	September 23, 2004

/s/ DANIEL G. BRUDZYNSKI Daniel G. Brudzynski	Vice President and Controller	September 23, 2004

/s/ SUSAN M. BEALE Susan M. Beale	Director, Vice President and Corporate Secretary	September 23, 2004

EXHIBIT INDEX

Exhibit
Number		Exhibit Title

5	.1(a)	Opinion and Consent of Hunton & Williams LLP, regarding certain matters related to New York law.
5	.1(b)	Opinion and Consent of Thomas A. Hughes, Esq., Vice President and General Counsel for MichCon, regarding validity of securities being registered.
12		Computation of Ratio of Earnings to Fixed Charges
15.1		Awareness Letter of Deloitte & Touche LLP
23.1		Consent of Independent Registered Public Accounting Firm — Deloitte & Touche LLP.
23.2		Consent of Hunton & Williams LLP (included in Exhibit 5.1(a))
23.3		Consent of Thomas A. Hughes, Esq., Vice President and General Counsel for MichCon (included in Exhibit 5.1(b)).
24		Power of Attorney (included on page II-3 of this Registration Statement)

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